PARTICIPATION AGREEMENT

                                      Among

                           INVESTORS MARK SERIES FUND

                                       and

                    FIDELITY SECURITY LIFE INSURANCE COMPANY


         THIS AGREEMENT, made and entered into this 19th day of March, 1999 by and among FIDELITY SECURITY LIFE INSURANCE COMPANY, (hereinafter the "Insurance Company"), a Missouri corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), INVESTORS MARK SERIES FUND, a Delaware corporation (the "Series Fund") and INVESTORS MARK ADVISERS LLC, a Delaware limited liability company ("IMA").

         WHEREAS, the Series Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for variable annuity and life insurance contracts to be offered by separate accounts of insurance companies which have entered into participation agreements substantially identical to this Agreement ("Participating Insurance Companies") and for qualified retirement and pension plans ("Qualified Plans"); and

         WHEREAS, the beneficial interest in the Series Fund is divided into several series of shares, each designated a "Fund" and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Series Fund has obtained an order from the Securities and Exchange Commission (the "Commission"), dated June 29, 1998, (File No. 812-11100), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Series Fund to be sold to and held by Qualified Plans and by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (the "Mixed and Shared Funding Exemptive Order"); and

         WHEREAS, the Series Fund is registered as an open-end management investment company under the 1940 Act and the offering of its shares is registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, IMA is duly registered as an investment adviser under the Investment Advisers Act of 1940 and any applicable state securities law; and

         WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain variable annuity or variable life insurance contracts identified by the form number(s) listed on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the "Contracts"); and

         WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds at net asset value on behalf of each Account to fund the Contracts;

         NOW,  THEREFORE,   in  consideration  of  their  mutual  promises,  the
Insurance Company, the Series Fund and IMA agree as follows:

                     Article I. Sale of Series Fund Shares

1.01 The Series Fund agrees to sell to the Insurance Company those shares of the Series Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Series Fund or its designee of the order for the shares of the Series Fund. For purposes of this Section 1.1, the Insurance Company shall be the designee of the Series Fund for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Series Fund; provided that the Series Fund receives notice of such order by 8:00 a.m., Central Time, on the next following Business Day. In this Agreement, "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Series Fund calculates its net asset value pursuant to the rules of the Commission.

1.02 The Series Fund agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Series Fund calculates its Funds' net asset values pursuant to rules of the Commission and the Series Fund shall use reasonable efforts to calculate its Funds' net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the directors of the Series Fund may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Series Fund acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.

1.03 The Series Fund agrees that all shares of the Series Fund will be sold only to Insurance Companies which have agreed to participate in the Series Fund to fund their separate accounts and/or to Qualified Plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5. Shares of the Funds will not be sold directly to the general public.

1.04 The Series Fund will not sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.04, 3.04, 3.05, and Sections 7.01 to 7.07 of this Agreement is in effect to govern such sales.

1.05 The Series Fund agrees to redeem, on the Insurance Company's request, any full or fractional shares of the Series Fund held by the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Series Fund or its designee of the request for redemption. However, if one or more other series fund, that the Insurance Company's separate account is purchasing shares of, has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one business day, but in no event more than three Business Days, after the date on which the redemption order is received, unless otherwise permitted by an order of the Commission under Section 22(e) of the 1940 Act), the Series Fund shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the other series fund is delaying sending redemption proceeds to the shareholders of the other Fund. For purposes of this Section 1.05, the Insurance Company shall be the designee of the Series Fund for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Series Fund; provided that the Series Fund receives notice of the request for redemption by 8:00 a.m., Central Time, on the next following Business Day.

1.06 The Insurance Company shall pay for Series Fund shares by 1:00 p.m., Central Time, on the next Business Day after an order to purchase Series Fund shares is made in accordance with the provisions of Section
         1.01 hereof. Payment shall be in federal funds transmitted by wire. For the purpose of Sections 2.09 and 2.10, upon receipt by the Series Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Series Fund. Payment of net redemption proceeds (aggregate redemptions of a Fund's shares by an Account minus aggregate purchases of that Fund's shares by that Account) of less than $1 million for a given Business Day will be made by wiring federal funds to the Insurance Company on the next Business Day after receipt of the redemption request. Payment of net redemption proceeds of $1 million or more will be by wiring federal funds within three Business Days after receipt of the redemption request. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the Securities and Exchange Commission exists, or as permitted by the Securities and Exchange Commission.

1.07 Issuance and transfer of the Series Fund's shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Series Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.08 The Series Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund's shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Series Fund shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.

1.09 The Series Fund shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 5:00 p.m., Central Time. If the Series Fund provides the Insurance Company with materially incorrect share net asset value information through no fault of the Insurance Company, the Insurance Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Insurance Company. Furthermore, IMA shall be liable for the reasonable actual administrative costs incurred by Insurance Company in relation to the correction of any material error. Administrative costs shall include allocation of staff time who actually worked on the correction, costs of outside service providers, printing and postage.

             Article II. Representations, Warranties and Agreements

2.01 The Insurance Company represents, warrants and agrees that the offerings of the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance
         Company further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account as a segregated asset account prior to any issuance or sale thereof and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.02 The Series Fund warrants and agrees that Series Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the State of Delaware and all applicable federal securities laws and that the Series Fund is and shall remain registered under the 1940 Act. The Series Fund warrants and agrees that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Series Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Series Fund or IMA.

2.03 The Series Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and warrants and agrees that it will maintain its qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.04 The Insurance Company represents that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Series Fund and IMA immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.05 The Series Fund may elect to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Series Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Series Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.06 The Series Fund makes no representation nor warranties as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies or will comply with the insurance laws or regulations of the various states.

2.07 The Series Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and represents, warrants and agrees that it does and will comply in all material respects with the 1940 Act.

2.08 IMA represents that it is and warrants that it shall remain duly registered as an investment adviser under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Series Fund in compliance in all material respects with the laws of the State of Missouri and any applicable state and federal securities laws.

2.09 The Series Fund and IMA represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act dealing with the money and/or securities of the Series Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Series Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10 The Insurance Company represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act shall to the extent required by Rule 17g-1 be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Series Fund.

                  Article III. Disclosure Documents and Voting

3.01 At least annually, the Series Fund or its designee shall provide the Insurance Company, free of charge, with as many copies of the current prospectus for the shares of the Funds as the Insurance Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by such shares. The Series Fund or its designee shall provide the Insurance Company, at the Insurance Company's expense, with as many more copies of the current prospectus for the shares as the Insurance Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Insurance Company in lieu thereof, the Series Fund or its designee shall provide such documentation (including a "camera ready" copy of the prospectus as set in type or, at the request of the Insurance Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once a year (or more frequently if the prospectus for the shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Series Fund shares and any other fund shares offered as investments for the Contracts printed together in one document. The expenses of such printing shall be apportioned between
         (a) the Insurance Company and (b) the Series Fund in proportion to the number of pages of the Contract, other fund shares prospectuses and the Series Fund shares prospectus, taking account of other relevant factors affecting the expense of printing' such as covers, columns, graphs and charts; the Series Fund to bear the cost of printing the shares' prospectus portion of such document for distribution only to owners of existing Contracts funded by the Series Fund shares and the Insurance Company to bear the expense of printing the portion of such documents relating to the Account; provided, however, the Insurance Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the shares.

3.02 The Series Fund's prospectus shall state that the Statement of Additional Information for the Series Fund (the "SAI") is available from the Series Fund and IMA, at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.

3.03 The Series Fund, at its expense, shall provide the Insurance Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.

3.04     If and to the extent required by law, the Insurance Company shall:

          (a)  solicit voting instructions from Contract owners;

          (b) vote the Series Fund shares in accordance with instructions received from Contract owners; and

          (c) vote Series Fund shares for which no instructions have been received in the same proportion as Series Fund shares of that Fund for which instructions have been received;

               so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Series Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Series Fund calculates voting privileges in a manner consistent in all material respects with the standards set forth on Schedule C attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order. 3.05 The Series Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Series Fund will either provide for annual meetings (except insofar as the Commission may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Series Fund currently intends, comply with Section 16(c) of the 1940 Act (although the Series Fund is not one of the trusts described in Section 16(c) of that
               Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Series Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                   Article IV. Sales Material and Information

4.01 The Insurance Company shall furnish, or shall cause to be furnished, to the Series Fund or its designee, each piece of sales literature or other promotional material in which the Series Fund, a sub-adviser of one of the Funds, or IMA is named, at least fifteen calendar days prior to its use. No such material shall be used if the Series Fund or its designee objects to such use within ten calendar days after receipt of such material.

4.02 The Insurance Company shall not give any information or make any representations or statements on behalf of the Series Fund or concerning the Series Fund in connection with the sale of the Contracts other than the information or representations contained in the Series Fund's registration statement, prospectus or SAI, as that registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Series Fund, or in sales literature or other promotional material approved by the Series Fund or its designee or by IMA or its designee, except with the permission of the Series Fund or IMA or their designees.

4.03 The Series Fund, IMA or its designee, shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company or the Account is named at least fifteen calendar days prior to its use. No such material shall be used if the Insurance Company or its designee objects to such use within ten calendar days after receipt of that material.

4.04 The Series Fund and IMA, or their designees, shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.

4.05 The Series Fund will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Series Fund or its shares, contemporaneously with the filing of the document with the Commission, the National Association of Securities Dealers, Inc. ("NASD"), or other regulatory authorities.

4.06 The Insurance Company will provide to the Series Fund at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the Commission, the NASD, or other regulatory authorities.

4.07 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements, newspaper, magazine, or other periodical, radio, television, telephone script or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

4.08 At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.

                          Article V. Fees and Expenses

5.01 The Series Fund and IMA shall pay no fee or other compensation to the Insurance Company under this agreement, except as set forth in Section
         5.04 and except that if the Series Fund or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, IMA or the Series Fund may make payments to the Insurance Company in amounts consistent with that 12b-1 plan, subject to review by the directors of the Series Fund.

5.02 All expenses incident to performance by the Series Fund under this Agreement shall be paid by the Series Fund. The Series Fund shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Series Fund or IMA, in accordance with applicable state laws prior to their sale. The Series Fund shall bear the cost of registration and qualification of the Series Fund's shares, preparation and filing of the Series Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Series Fund's shares.

5.03 The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses and of distributing to Contract owners the Series Fund's prospectus, proxy materials and reports.

5.04 The Insurance Company bears the responsibility and correlative expense for administrative and support services for Contract owners. IMA recognizes the Insurance Company as the sole shareholder of shares of the Series Fund issued under this Agreement. From time to time, IMA may pay amounts from its past profits to the Insurance Company for providing certain administrative services for the Series Fund or for providing other services that relate to the Series Fund. In consideration of the savings resulting from such arrangement, and to compensate the Insurance Company for its costs, IMA agrees to pay to the Insurance Company quarterly an amount equal to 20 basis points (0.2%) per annum of the prior quarter's average aggregate amount invested by the Account in the Series Fund under this Agreement. Such payments will be made only when the average aggregate amount invested exceeds for the prior quarter $40,000 and shall be made for as long as the Account invests in the Series Fund. The parties agree that such payments are for administrative services and investor support services, and do not constitute payment for investment advisory, distribution or other services. Payment of such amounts by IMA shall not increase the fees paid by the Series Fund or its shareholders.

                          Article VI. Diversification

6.01 The Series Fund will comply with Section 817(h) of the Code and Treasury Regulation 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation at all times necessary to satisfy those requirements. The Series Fund will notify the Insurance Company immediately if it has a reasonable basis for believing any Fund has ceased to comply or might cease to comply and will immediately take all reasonable steps necessary to adequately diversify the Fund to achieve compliance.

                        Article VII. Potential Conflicts

7.01 The directors of the Series Fund will monitor the Series Fund for the existence of any material irreconcilable conflict between the interests of the variable Contract owners of all separate accounts investing in the Series Fund and the participants of all Qualified Plans investing in the Series Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The directors of the Series Fund shall promptly inform the Insurance Company if they determine that an irreconcilable material conflict exists and the implications thereof. The directors of the Series Fund shall have sole authority to determine whether an irreconcilable material conflict exists and their determination shall be binding upon the Insurance Company.

7.02 The Insurance Company and IMA each will report promptly any potential or existing conflicts of which it is aware to the directors of the Series Fund. The Insurance Company and IMA each will assist the directors of the Series Fund in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the directors of the Series Fund with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the directors of the Series Fund whenever Contract owner voting instructions are to be disregarded. These responsibilities shall be carried out by the Insurance Company with a view only to the interests of the Contract owners and by IMA with a view only to the interests of Contract holders and Qualified Plan participants.

7.03 If it is determined by a majority of the directors of the Series Fund, or a majority of the directors who are not interested persons of the Series Fund, any of its Funds, or IMA (the "Independent Directors"), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies or Qualified Plans that have executed participation agreements shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including:
         (1) withdrawing the assets allocable to some or all of the separate accounts from the Series Fund or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Series Fund, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more
         Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the Commission in connection therewith.

7.04 If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Series Fund's election, to withdraw the affected Account's investment in the Series Fund and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Series Fund gives written notice that this provision is being implemented, and, until the end of that six month period, the Series Fund shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Series Fund.

7.05 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account's investment in the Series Fund and terminate this Agreement with respect to that Account within six months after the directors of the Series Fund inform the Insurance Company in writing that they have determined that the state insurance regulator's decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, the Series Fund shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Series Fund.

7.06 For purposes of Sections 7.03 through 7.06 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Series Fund be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.03 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the directors of the Series Fund determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account's investment in the Series Fund and terminate this Agreement within six (6) months after the directors of the Series Fund inform the Insurance Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as determined by a majority of the Independent Directors.

7.07 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Series Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.04, 3.05 and 7.01 to 7.05 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.

                         Article VIII. Indemnification

8.01     Indemnification By The Insurance Company

          (a) The Insurance Company agrees to indemnify and hold harmless the Series Fund and each trustee, officer, employee or agent of the Series Fund, and each person, if any, who controls the Series
               Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this
               Section  8.01)  against  any and  all  losses,  claims,  damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation
               (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Series Fund's shares to or from the Accounts or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Series Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or shares of the Series Fund;

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the registration statement, prospectus or sales literature of the Series Fund not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Series Fund Shares;

               (iii)arise  out  of  any  untrue   statement  or  alleged  untrue
                    statement of a material fact contained in a registration statement, prospectus, or sales literature of the Series Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein, in light of the circumstances under which they are made, a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance and in conformity with upon information furnished in writing to the Series Fund by or on behalf of the Insurance Company for use in conformity with the sale of the Contract or shares of the Series Fund;

               (iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

               (v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.01(b) and 8.01(c) hereof.

          (b) The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party's duties or by reason of that Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Series Fund, whichever is applicable.

          (c) The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been materially prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel shall be reasonably satisfactory to the Insurance Company). After notice from the Insurance Company to the Indemnified Party of the Insurance Company's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

          (d) The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Series Fund's shares or the Contracts or the operation of the Series Fund.

8.02     Indemnification by IMA

          (a) IMA agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees or agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.02) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of IMA) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Series Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Series Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to IMA or the Series Fund by or on behalf of the Insurance Company for use in the registration statement or prospectus for the Series Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Series Fund shares;

               (ii) arise out of or as a result of statements or representations
                    (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by IMA or persons under its control) or wrongful conduct of the Series Fund, IMA or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Series Fund;

               (iii)arise  out  of  any  untrue   statement  or  alleged  untrue
                    statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Series Fund;

               (iv) arise as a  result  of any  failure  by the  Series  Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or

               (v) arise out of or result from any material breach of any representation, warranty or agreement made by IMA in Article II or any other Article of this Agreement or arise out of or result from any other material breach of this Agreement by IMA;

          as limited by and in accordance with the provisions of Sections 8.02(b) and 8.02(c) hereof.

     (b) IMA shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     (c) IMA shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified IMA in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve IMA of its obligations hereunder except to the extent that IMA has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify IMA of any such claim shall not relieve IMA from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, IMA will be entitled to participate, at its own expense, in the defense thereof. IMA also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to IMA, IMA shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall IMA be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from IMA to the Indemnified Party of IMA's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and IMA will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Insurance Company agrees to notify IMA promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

8.03     Indemnification By the Series Fund

     (a) The Series Fund agrees to indemnify and hold harmless the Insurance Company, and each of its directors, officers, employees and agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.03) against any and all losses, claims, damages, liabilities (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Series Fund and: (i) arise as a result of any failure by the Series Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or (ii) arise out of or result from any material breach of any representation, warranty or agreement made by the Series Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Series Fund;

          as limited by, and in accordance with the provisions of, Sections 8.03(b) and 8.03(c) hereof.

     (b) The Series Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party's duties or by reason of the Indemnified Party's reckless disregard of obligations and duties under this Agreement.

     (c) The Series Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Series Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Series Fund of its obligations hereunder except to the extent that the Series Fund has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Series Fund of any such claim shall not relieve the Series Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Series Fund will be entitled to participate, at its own expense, in the defense thereof. The Series Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Series Fund, the Series Fund shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Series Fund be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Series Fund to the Indemnified Party of the Series Fund's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Series Fund will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

     (d) The Insurance Company and IMA agree promptly to notify the Series Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Series Fund.

8.04 If the indemnification provided for in this Article VIII is unavailable to or insufficient to hold harmless an Indemnified Party under Sections 8.01, 8.02 or 8.03 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Insurance Company, the Series Fund and IMA from the sale, acquisition or redemption of the Series Fund's shares to or from the Accounts or the Contracts to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 8.01(c), 8.02(c) or 8.03(c), as applicable, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Insurance Company, IMA and the Series Fund in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Insurance Company, IMA or the Series Fund and the parties' relative, intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Insurance Company, IMA and the Series Fund agree that it would not be just and equitable if contribution pursuant to this Section 8.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
         Section 8.04. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 8.04 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.05 No indemnifying party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of any judgment with respect to, any pending or threatened action or claim of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

                           Article IX. Applicable Law

9.01 This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

9.02 This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             Article X. Termination

10.01    This Agreement shall terminate:

          (a) at the option of any party upon six (6) months advance written notice to the other parties; provided, however, such notice shall not be given earlier than one year following the date of this Agreement; or

          (b) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided, however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company to the Series Fund and IMA; or

          (c) at the option of the Series Fund or IMA, in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the Commission, an insurance commissioner or any other regulatory body regarding the Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Series Fund's shares, provided, however, that the Series Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or

          (d) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Series Fund or IMA by the NASD, the Commission, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgement exercised in good faith, that any such administrative proceedings will have a material adverse effect upon (i) the ability of the Series Fund or IMA to perform its obligations under this Agreement or (ii) the ability of the Insurance Company to market the Contracts; or

          (e) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days' prior written notice to the Series Fund of the date of any proposed vote to replace the Series Fund's shares; or

          (f) at the option of the Insurance Company, in the event any of the Series Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or

          (g) at the option of the Insurance Company, if the Series Fund ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Series Fund may fail to so qualify; or

          (h) at the option of the Insurance Company, if the Series Fund fails to meet the diversification requirements specified in Article VI hereof; or

          (i) at the option of either the Series Fund or IMA, if (1) the Series Fund or IMA, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Series Fund or IMA, (2) the Series Fund or IMA shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Series Fund or IMA shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination;

          (j) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Series Fund or IMA has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company or the ability of the Insurance Company to market the Contracts, (2) the Insurance Company shall notify the Series Fund and IMA in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Series Fund and/or IMA and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination;

          (k) at the option of the Insurance Company, upon the Series Fund's or IMA's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Insurance Company within ten days after written notice of such breach is delivered to the Series Fund; or,

          (l) at the option of the Series Fund, upon the Insurance Company's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the Series Fund within ten days after written notice of such breach is delivered to the Insurance Company.

10.02 It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.01(a) may be exercised for any reason or for no reason.

10.03 No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

          (a)  In the event that any termination is based upon the provisions of
               Article VII, or the provision of Section 10.01(a), 10.01(i), or 10.01(j) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and

          (b)  in the event that any termination is based upon the provisions of
               Section 10.01(c) or 10.01(d) above of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination.

10.04    Notwithstanding  any termination of this Agreement,  subject to Section
         1.02 of this Agreement and for so long as the Series Fund continues to exist, the Series Fund and IMA shall at the option of the Insurance Company, continue to make available additional shares of the Series Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement ("Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Series Fund, redeem investments in the Series Fund and/or invest in the Series Fund upon the making of additional purchase payments under the Existing Contracts. The parties agree that this
         Section 10.04 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.

                              Article XI. Notices

11.01 Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.

         If to the Series Fund:
          Investors Mark Series Fund
          700 Karnes Blvd.
          Kansas City, MO, 64108
          Attention: President

         If to the Insurance Company:
         FIDELITY SECURITY LIFE INSURANCE COMPANY
         3130 Broadway
         Kansas City MO 64111

         If to IMA:
          Investors Mark Advisers LLC
          700 Karnes Blvd.
          Kansas City, MO, 64108
          Attention: President


                           Article XII. Miscellaneous

12.01 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain. This section shall survive termination of this Agreement.

12.02 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.03    This  Agreement  may  be  executed   simultaneously   in  two  or  more
         counterparts, each of which taken together shall constitute one and the same instrument.

12.04 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.05 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

12.06 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.07 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign this Agreement without the prior written consent of the others.

12.08 If the Agreement terminates, the parties agree that Article VIII, and to the extent that all or a portion of assets of the Account continue to be invested in the Series Fund, Articles I, II, III, V, VI VII, IX and XI will survive the termination and remain in effect until such time as the assets of the Account are not so invested.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.


---------------------------------------- -------------------------------------- --------------------------------------
FIDELITY SECURITY LIFE INSURANCE         INVESTORS MARK SERIES FUND             INVESTORS MARK ADVISERS LLC
COMPANY
---------------------------------------- -------------------------------------- --------------------------------------
By its authorized officer,               By its authorized officer,             By its authorized officer,

By: _______________________              By: _______________________            By: _______________________

Title: ______________________            Title: ______________________          Title: _______________________

Date: ____________                       Date: ____________                     Date: ____________

---------------------------------------- -------------------------------------- --------------------------------------






                                   Schedule A
                                    Accounts


Name of Account: Fidelity Security Life Insurance Company's Separate Account M

Date of Resolution of Insurance  Company's Board which  Established the Account:
August 25, 1998







                                   Schedule B
                                    Contracts


1.  Contract: Contact Form No. M-2011








                                   Schedule C
                             Proxy Voting Procedure

The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Series Fund by IMA, the Series Fund and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Insurance Company" shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.

1. The number of proxy proposals is given to the Insurance Company by IMA as early as possible before the date set by the Series Fund for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time IMA will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Insurance Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance Company will use its best efforts to call in the number of Customers to IMA, as soon as possible, but no later than one week after the Record Date.

3. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Insurance Company by the Series Fund. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. IMA must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
a)       name (legal name as found on account registration)
b)       address
c)       Fund or account number
d)       coding to state number of units
e) individual Card number for use in tracking and verification of votes (already on Cards as printed by the Series Fund). (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4. During this time, IMA will develop, produce, and the Series Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:
a)       Voting Instruction Card(s)
b)       One proxy notice and statement (one document)
c) Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent
d) "Urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Series Fund.)
e) Cover letter - optional, supplied by Insurance Company and reviewed and approved in advance by IMA.

5. The above contents should be received by the Insurance Company approximately 3-5 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to IMA.

6.       Package mailed by the Insurance Company.

7. The Series Fund must allow at least a 15 business day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         Note:    Postmarks  are  not  generally  needed.  A  need  for postmark information would  be due to an insurance company's internal procedure.

9. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

10. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

11. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Series Fund receives the tabulations stated in terms of a percentage and the number of shares.) IMA must review and approve tabulation format.

12. Final tabulation in shares is verbally given by the Insurance Company to IMA on the morning of the meeting not later than 10:00 a.m. Denver time. IMA may request an earlier deadline if required to calculate the vote in time for the meeting.

13. A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. IMA will provide a standard form for each Certification.

14. The Insurance Company will be required to box and archive the Cards received from the Customers for seven (7) years or such other time as may be required by applicable regulatory provisions. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, IMA will be permitted reasonable access to such Cards.

15. All approvals and "signing-off" may be done orally, but must always be followed up in writing.

16. To the extent allowed by regulatory authorities, the Insurance Company may permit Contract owners to use alternative means of voting (e.g., voting by telephone or by using the internet).